                                                             Exhibit (a)(1)(vii)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

-----------------------------------------------------------
                                       GIVE THE NAME AND
                                        SOCIAL SECURITY
     FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-----------------------------------------------------------
 1.  Individual                      The individual
 2.  Two or more individuals (joint  The actual owner of
     account)                        the account or, if
                                     combined funds, the
                                     first individual on
                                     the account(1)

 3.  Custodian account of a minor    The minor(2)
     (Uniform Gift to Minors Act)

 4. a. The usual revocable savings The grantor-trustee(1) trust (grantor is also trustee)

     b. So-called trust account      The actual owner(1)
     that is not a legal or valid
        trust under state law

 5.  Sole proprietorship             The owner(3)

-----------------------------------------------------------
                                       GIVE THE NAME AND
                                            EMPLOYER
                                         IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-----------------------------------------------------------
-----------------------------------------------------------
 6.  Sole proprietorship             The owner (3)
 7.  A valid trust, estate, or       The legal entity (Do
     pension trust                   not furnish the
                                     identifying number of
                                     the personal
                                     representative or
                                     trustee unless the
                                     legal entity itself is
                                     not designated in the
                                     account title.)(4)
 8.  Corporate                       The corporation
 9.  Association, club, religious,   The organization
     charitable, educational or
     other tax-exempt organization
10.  Partnership                     The partnership
11.  A broker or registered nominee  The broker or nominee
12.  Account with the Department of  The public entity
     Agriculture in the name of a
     public entity (such as a state
     or local government, school
     district or prison) that
     receives agriculture program
     payments
-----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency or instrumentality thereof.
  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under Section 584(a).
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A foreign central bank of issue.
PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6045, 6049, 6050A, and 6050N, and the regulations thereunder.
    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under Section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) distributions made by an ESOP.
  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
  - Payments described in Section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under Section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage or student loan interest.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 to AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

  PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (in 2002) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS -- If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.